UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2014 (February 12, 2014)

MYOS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

(973) 509-0444
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On February 12, 2014, MYOS Corporation (the “Company”) entered into an offer letter (the “Offer Letter”) with Dr. Robert C. Ashton, Jr., age 49, pursuant to which Dr. Ashton will serve as the Company’s Chief Medical Officer.

From April 2012 to January 2014, Dr. Ashton served as Chief Medical Officer of Advanced Practice Strategies, Inc., a company focused on lifelong learning for clinicians and risk management solutions for hospitals. From March 2009 through January 2012, Dr. Ashton served as Director of Thoracic Surgery in the Moses Division of Montefiore Medical Center where he practiced thoracic surgery and general surgery. From July 2005 to February 2009, Dr. Ashton served as a thoracic surgeon at Hackensack University Medical Center, in Hackensack, New Jersey. From January 2002 to June 2005, Dr. Ashton worked as a surgeon and served as a Director of Minimally Invasive and Robotic Thoracic Surgery at St. Luke’s Roosevelt Hospital Center, in New York, New York. From July 2000 to December 2001, Dr. Ashton worked as an attending surgeon at Rockland Thoracic Associates. In these positions, Dr. Ashton has experience in the clinical practice and scientific development in medicine, with a background in cardiovascular disease, oncology, obesity, transplantation and chronic disease states.  Dr. Ashton has published over 75 original manuscripts and abstracts and has a comprehensive understanding of wellness and preventive medicine and is a contributor on Fox News Channel along with appearances on the Today Show, NBC Nightly News, CBS World News, and MSNBC. Dr. Ashton is currently a member of the board of directors at Jenrin Discovery, a preclinical drug development company focused on a variety of metabolic syndromes, and CytImmune Sciences, a clinical stage drug development company focused on oncology.  Dr. Ashton was the co-founder of MDLinx, Inc., an online healthcare media company which was acquired in 2006 by So-Net M3, a Sony Communication Network Group company. Dr. Ashton received a B.S. degree in Biology and Philosophy, with Honors, from Muhlenberg College in 1987, and received a M.D. degree from The Medical College of Pennsylvania in 1992.

Pursuant to the terms of the Offer Letter, Dr. Ashton will work for the Company on a full-time basis as an at-will employee and will receive an annual base salary of $250,000.  Dr. Ashton’s targeted annual bonus is 50% of his annual base salary, of which $50,000 is guaranteed and the remainder will be based on his and the Company’s performance, as determined by the Company’s board of directors in its sole discretion. Dr. Ashton also received a stock option to purchase 20,000 shares of the Company’s common stock at $12.50 per share which will vest in four equal semi-annual installments commencing upon the six-month anniversary of his start date.

There are no family relationships between Dr. Ashton and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Dr. Ashton that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On February 13, 2014, the Company issued a press release announcing the appointment of Dr. Ashton. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on February 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2014
MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: President